PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-89355


                              [HOLDRS BIOTECH logo]







                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust

              This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

              The share amounts specified in the table in the "Highlights of Biotech HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                                Share   Trading
                          Name of Company              Ticker  Amounts  Market
       ---------------------------------------------   ------  -------  ------
       Affymetrix, Inc.                                 AFFX      4     NASDAQ
       Alkermes, Inc.                                   ALKS      4     NASDAQ
       Amgen Inc.                                       AMGN    64.48   NASDAQ
       Applera Corporation--Applied Biosystems           ABI      18      NYSE
       Group*
       Applera Corporation--Celera Genomics Group*       CRA       4      NYSE
       Biogen IDEC Inc.                                 BIIB    26.95   NASDAQ
       Chiron Corporation                               CHIR     16     NASDAQ
       Enzon Pharmaceuticals, Inc.                      ENZN      3     NASDAQ
       Genentech, Inc.                                  DNA      88      NYSE
       Genzyme Corporation                              GENZ     14     NASDAQ
       Gilead Sciences, Inc.                            GILD     32     NASDAQ
       Human Genome Sciences, Inc.                      HGSI      8     NASDAQ
       ICOS Corporation                                 ICOS      4     NASDAQ
       MedImmune, Inc.                                  MEDI     15     NASDAQ
       Millennium Pharmaceuticals, Inc.                 MLNM     12     NASDAQ
       QLT Inc.                                         QLTI      5     NASDAQ
       Sepracor Inc.                                    SEPR      6     NASDAQ
       Shire p.l.c.                                    SHPGY   6.8271   NASDAQ

       * The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.